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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 1 on Form S-4 to registration statement on Form S-1 of Phoenix Color Corp. (File No. 333-50995), of our report dated February 12, 1999, on our audits of the consolidated financial statements of Phoenix Color Corp. and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the references to our firm under the capitions "Experts" and "Selected Financial Data."

                                          /s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 8, 1999